Exhibit 10.41

ECC CAPITAL CORPORATION

2004 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

ECC Capital Corporation (the “Company”), pursuant to its 2004 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”) the number of shares of the Company’s Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:	___________________

Grant Date:	___________________

Total Number of Shares of Restricted Stock:	___________________

Vesting Schedule:	[To be specified in individual agreements]

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

ECC CAPITAL CORPORATION	HOLDER:

By:	By:

Print Name:		Print Name:
Title:
Address:	1833 Alton Parkway	Address:
Irvine, California 92606

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, ECC Capital Corporation (the “Company”) has granted to Holder the number of shares of Restricted Stock under the Company’s 2004 Incentive Award Plan (the “Plan”) indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II

GRANT OF RESTRICTED STOCK

2.1 Grant of Restricted Stock. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Holder the number of shares of Stock set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Plan and this Agreement.

2.2 Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date”). Subject to the provisions of Article IV below, on the Issuance Date, the Company shall issue the Shares (which shall be issued in Holder’s name).

2.3 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) Subject to Section 10.4 of the Plan, the receipt by the Company of payment of any applicable withholding tax.

2.4 Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities received by or distributed to Holder with respect to the Shares as a result of any stock dividend stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1 below) and the restrictions on transfer in Section 3.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement.

ARTICLE III

RESTRICTIONS ON SHARES

3.1 Forfeiture Restriction. Subject to the provisions of Section 3.2 below, if Holder has a Termination of Service (as defined below) for any or no reason, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Holder. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to the Company.

3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.4. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to Holder.

3.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”

3.4 Restrictions on Transfer. Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.5 Definition of Termination of Service. For purposes of this Agreement, “Termination of Service” means the time when the service relationship (whether as an Employee, member of the Board or a Consultant) between Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Disability; but excluding (i) a termination where there is a simultaneous reemployment or continuing employment or consultancy of Holder by the Company or any Subsidiary, (ii) at the discretion of the Administrator, a termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Administrator, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with a former Employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, and all questions of whether particular leaves of absence for Participants who are Employees of the Company or any of its Subsidiaries constitute Terminations of Service. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate Holder’s employment and/or consultancy at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.

ARTICLE IV

ESCROW OF SHARES

4.1 Escrow of Shares. To insure the availability for delivery of Holder’s Unreleased Shares in the event of forfeiture of such Shares by Holder pursuant to Section 3.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Administrator as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Holder pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, any share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Administrator, in escrow, pursuant to the Joint Escrow Instructions of the Company and Holder attached as Exhibit D to the Grant Notice, until the shares are forfeited by Holder as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares, the escrow agent shall deliver to Holder the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Holder in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any dividends or other distributions are paid on the Unreleased Shares held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such dividends or other distributions shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such dividends or other distributions were paid from the Forfeiture Restriction.

4.2 Transfer of Forfeited Shares. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited by Holder to the Company.

4.3 No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

ARTICLE V

OTHER PROVISIONS

5.1 Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section 11.1 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

5.2 Taxes. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code. In this context, “restriction” includes the Forfeiture Restriction set forth in Section 3.1. Holder covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares without the prior written consent of the Administrator.

5.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.4 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.

5.5 Restrictive Legends and Stop-Transfer Orders.

(a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.9 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.

5.11 No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.

5.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.13 Ownership Limit and REIT Status. The Forfeiture Restriction on the Shares shall not lapse if the lapsing of such restrictions would likely result in any of the following:

(a) a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

(b) income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                             , spouse of                             , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of ECC Capital Corporation set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of ECC Capital Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

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EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned,                             , hereby sells, assigns and transfers unto ECC CAPITAL CORPORATION, a Delaware corporation,                      shares of the common stock of ECC CAPITAL CORPORATION, a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between ECC CAPITAL CORPORATION and the undersigned dated                     ,             .

Dated: ,
Signature of Holder

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of Holder.

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EXHIBIT D

TO RESTRICTED STOCK AWARD GRANT NOTICE

JOINT ESCROW INSTRUCTIONS

                        ,

Secretary

ECC Capital Corporation

1833 Alton Parkway

Irvine, California 92606

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both ECC Capital Corporation, a Delaware corporation (“ECC”), and the undersigned recipient of stock of the Company (the “Holder”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), including the stock certificate and the Assignment in Blank, in accordance with the following instructions:

1. In the event of forfeiture by Holder of any of the shares owned by Holder pursuant to the Forfeiture Restriction set forth in the Agreement, ECC and/or any assignee of ECC (referred to collectively for convenience herein as the “Company”) shall give to Holder and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture. Holder and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.

2. As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee.

3. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Holder, but no more than once per calendar year, unless the Forfeiture Restriction has been enforced, you will deliver to Holder a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Restriction. Within one hundred twenty (120) days after any voluntary or involuntary termination of Holder’s services to the Company for any or no reason, you will deliver to Holder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction set forth in Section 2 of the Agreement.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

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13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

ECC CAPITAL CORPORATION

By:
Name:
Title:

Address:	1833 Alton Parkway Irvine, California 92606

HOLDER:

Address

ESCROW AGENT:

By:
Secretary, ECC Capital Corporation

Address:	1833 Alton Parkway Irvine, California 92606

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